FOR IMMEDIATE RELEASE

Contact: Michele Harrison
Vice President, Investor Relations (314-984-4966)

Panera Bread Company Announces New Share Repurchase
Program and Termination of Existing Program

ST. LOUIS, MO, August 23, 2012 -- Panera Bread Company (NASDAQ: PNRA) today announced that its Board of Directors has approved a new three year share repurchase program of up to $600 million. This new program will replace the existing program which was scheduled to expire on November 16, 2012 and has been terminated by the Board of Directors in connection with approving the new program. The repurchases may commence as soon as August 28, 2012, and will be effected from time to time on the open market or in privately negotiated transactions and may make such repurchases under a Rule 10b5-1 Plan. The share repurchase program and the Board's authorization of the program may be modified, suspended, or discontinued at any time.

Bill Moreton, President and Co-CEO, commented “We continue to look for opportunities to deploy our capital to drive earnings growth and shareholder returns. Investing in our core business remains our number one priority, and the Board's willingness to extend and refresh the repurchase program is a vote of confidence on the growth potential of Panera and its ability to continue to generate cash flow and deploy that cash to generate appropriate returns for our shareholders.”

About Panera Bread Company

Panera Bread Company owns and franchises 1,591 bakery-cafes as of June 26, 2012 under the Panera Bread®, Saint Louis Bread Co.®, and Paradise Bakery & Café® names. Our bakery-cafes are principally located in suburban, strip mall and regional mall locations. We feature high quality, reasonably priced food in a warm, inviting, and comfortable environment. With our identity rooted in handcrafted, fresh-baked, artisan bread, we are committed to providing great tasting, quality food that people can trust. Nearly all of our bakery-cafes have a menu highlighted by antibiotic-free chicken, whole grain bread, and select organic and all-natural ingredients, with zero grams of artificial trans fat per serving, which provide flavorful, wholesome offerings. Our menu includes a wide variety of year-round favorites complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Ontario, Canada, our customers enjoy our warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access. Our bakery-cafes routinely donate bread and baked goods to community organizations in need. Additional information is available on our website, http://www.panerabread.com.

Matters discussed in this news release regarding our intention to repurchase shares of our common stock from time to time under the share repurchase program, our growth potential and ability to generate cash flow and the intended use of any repurchased shares are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe,” “positioned,” "estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 27, 2011 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.